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                                                               EXHIBIT (h)(3)(i)

                                 AMENDMENT NO. 1
                           TO THE AMENDED AND RESTATED
                        BOOKKEEPING AND PRICING AGREEMENT

          Amendment dates as of September 30, 1998 to the Amended and Restated Bookkeeping and Pricing Agreement (the "Agreement") dated as of June 1, 1998 between Westcore Trust, a Massachusetts business trust (the "Trust"), and ALPS Mutual Funds Services, Inc. ("ALPS").

                                   BACKGROUND

          1. ALPS serves as the bookkeeping and pricing agent for certain of the Trust's portfolios pursuant to the Agreement.

          2. The Trust desires to employ ALPS as its bookkeeping and pricing agent for the Mid-Cap Opportunity Fund (the "Fund"), on the terms and for the compensation set forth in the Agreement and ALPS agrees to provide such services.

                                    AGREEMENT

          NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, the parties hereto, intending to be legally bound, agree as follows:

          1. APPOINTMENT. The Trust hereby appoints ALPS to act as bookkeeping and pricing agent for the Fund for the period and on the terms set forth in the Agreement and ALPS accepts such appointment for said period and on said terms, and agrees to provide the services set forth in the Agreement and in return for the compensation provided therein.

          2. CONTINUING VALIDITY. The provisions of the Agreement shall remain in full force and effect as modified hereby.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers designated below on the day and year first above written.

                                        WESTCORE TRUST

                                        By:     /s/Jack D. Henderson
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                                        ALPS MUTUAL FUNDS SERVICES, INC.

                                        By:     /s/Thomas A. Carter
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